                                                                    Exhibit 10.2

                               GUARANTEE AGREEMENT

WHEREAS SOCIETE DES MINES DE TAPARKO (the "DEBTOR") may hereafter become indebted or liable to ROYAL GOLD, INC. (the "CREDITOR") pursuant to certain discussions of that certain Funding Agreement, dated December 1, 2005 (the "Funding Agreement") between Debtor and the Creditor;

AND WHEREAS HIGH RIVER GOLD MINES LTD. (the "GUARANTOR") has agreed to guarantee the Obligations (as hereinafter defined) of the Debtor to the Creditor;

NOW THEREFORE for good and valuable consideration including payment to the Guarantor of the sum of ten dollars, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Creditor as follows:

GUARANTEE

1. The Guarantor hereby unconditionally guarantees payment and performance to the Creditor, forthwith on demand by the Creditor, of the reimbursement of the First Tranche (as defined in the Funding Agreement) and interest thereon, if same becomes due pursuant to Section 3.4 of the Funding Agreement (the "Obligations"). This guarantee shall be a continuing guarantee and shall guarantee the Obligations and any ultimate balance thereof, notwithstanding that the Debtor may from time to time satisfy the Obligations in whole or in part and thereafter incur further Obligations.

DEBTOR'S STATUS AND AUTHORITY

2. All monies obtained from the Creditor by the Debtor or by persons purporting to act on behalf of the Debtor pursuant to the First Tranche under the Funding Agreement shall be deemed to form part of the Obligations, notwithstanding any lack or limitation of status, power, or authorization, any incapacity or disability of the Debtor or its directors, officers, employees or agents, or that the Debtor may not be a legal entity or that such borrowing or obtaining of monies, advances, renewals or credits or the execution and delivery of any agreement or document by or on behalf of the Debtor is in excess of the powers of the Debtor or any of its directors, officers, employees or agents or is in any way irregular, defective, fraudulent or informal. The Creditor has no obligation to enquire into the powers or authority of the Debtor or any of its directors, officers, employees or agents acting or purporting to act on its behalf, and shall be entitled to rely on this provision notwithstanding any actual or imputed knowledge regarding any of the foregoing matters.

LIABILITY UNAFFECTED BY CERTAIN MATTERS

3. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:

                                                                              2.


     (a) the lack of validity or enforceability of the Obligations in whole or in part for any reason whatsoever, including without limitation by reason of prescription, by operation of law or as a result of any applicable statute, law or regulation;

     (b) any prohibition or restriction imposed in respect of any rights or remedies of the Creditor in respect of any Obligations, including without limitation any court order which purports to prohibit or suspend the acceleration of the time for payment of any Obligations, the payment by the Debtor of any Obligations or the rights or remedies of the Creditor against the Debtor in respect of any Obligations;

     (c)  the lack of validity or enforceability in whole or in part of:

          (i) the Funding Agreement or any other agreement made from time to time between the Debtor and the Creditor in connection with any Obligations;

          (ii) any security given by the Debtor in favour of the Creditor from time to time in connection with any Obligations;

          (iii) any guarantee given by any person in favour of the Creditor from time to time in connection with or relating to any Obligations; or

          (iv) any security given by any such guarantor in favour of the Creditor from time to time in connection with any of its obligations to the Creditor,

          (collectively, the "CREDIT DOCUMENTS");

     (d) any change in the corporate existence, structure, ownership or control of the Debtor (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); any change in the name, objects, capital stock, constating documents or by-laws of the Debtor; or the dissolution, winding-up, liquidation or other distribution of the assets of the Debtor, whether voluntary or otherwise;

     (e) the Debtor's becoming insolvent or bankrupt or subject to any proceeding under the provisions of the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any similar law in Burkina Faso, the arrangement provisions of applicable corporate legislation, any legislation similar to the foregoing in any other jurisdiction, or any legislation enacted substantially in replacement of any of the foregoing, or the Creditor's voting in favour of any proposal, arrangement or compromise in connection with any of the foregoing;

     (f) the failure or neglect of the Creditor to demand payment of Obligations by the Debtor, any guarantor of Obligations or any other person;

     (g) the valuation by the Creditor of any security held in respect of the Obligations, which shall not be considered as a purchase of such security or as payment on account of the Obligations;

                                                                              3.


     (h) any right or alleged right of set-off, combination of accounts, counterclaim, appropriation or application or any claim or demand that the Debtor or the Guarantor may have or may allege to have against the Creditor; or

     (i) any other circumstances which might otherwise constitute a legal or equitable defence available to, or complete or partial discharge of, the Debtor in respect of the Obligations or of the Guarantor in respect of this agreement.

LIABILITY UNAFFECTED BY ACTIONS OF CREDITOR

4. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by the Creditor in connection with the Debtor, or any Obligations. For greater certainty and without limiting the generality of the foregoing, without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor under this agreement, and without notice to or the consent of the Guarantor, the Creditor may from time to time:

     (a) make advances and extend credit to the Debtor (including new loans and credit facilities, whether in addition to or in replacement for other loans and credit facilities previously established by the Creditor for the Debtor), convert revolving lines of credit to non-revolving lines of credit, increase or decrease the amount of credit available to the Debtor and receive payments in respect of the Obligations;

     (b) increase the interest rates, fees and charges applicable to all or any portion of the Obligations from time to time;

     (c) amend, renew, waive, release or terminate any Credit Document or any provisions thereof in whole or in part from time to time (including, without limitation, any provisions relating to interest rates, fees, margin requirements, conditions for the extension of credit and the determination of the amount of credit available, positive and negative covenants, payment provisions, the application of payments received by or on behalf of the Debtor, and events of default);

     (d) extend, renew, settle, compromise, waive, release or terminate the Obligations in whole or in part from time to time;

     (e) grant time, renewals, extensions, indulgences, releases and discharges to the Debtor;

     (f) take, refrain from taking or release guarantees from other persons in respect of Obligations;

     (g) accept compromises or arrangements from the Debtor, any guarantor of Obligations or any other person;

     (h) refrain from demanding payment from or exercising any rights or remedies in respect of the Debtor or any guarantor of Obligations;

                                                                              4.


     (i) apply all monies received from the Debtor, any guarantor of the Debtor or any other person or from the proceeds of any security to pay such part of the Obligations as the Creditor may see fit, or change any such application in whole or in part from time to time, notwithstanding any direction which may be given regarding application of such monies by the Debtor, any guarantor of the Debtor or any other person; and

     (j) otherwise deal with the Debtor, any guarantor of Obligations or any other person and any security held by the Creditor in respect of Obligations, as the Creditor may see fit in its absolute discretion.

LIABILITY UNAFFECTED BY FAILURE OF CREDITOR TO TAKE, HOLD OR ENFORCE SECURITY

5. The Guarantor agrees that the Guarantor has provided this agreement to the Creditor on the express understanding that the Creditor has no obligation to obtain any security from the Debtor or from others to secure payment or performance of any Obligations; and if the Creditor in its absolute discretion obtains any such security from the Debtor or others, the Creditor shall have no obligation to continue to hold such security or to enforce such security. The Guarantor shall not be entitled to rely on or benefit from, directly or indirectly, any such security which the Creditor may obtain. In furtherance of the foregoing, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:

     (a) the loss of or failure by the Creditor to register, perfect or maintain any security given by the Debtor or by other persons in respect of Obligations, whether intentionally or through failure, neglect or otherwise;

     (b) the failure or neglect of the Creditor to enforce any security held in respect of the Debtor or in respect of any guarantor of Obligations;

     (c) the Creditor's having released, discharged, compromised or otherwise dealt with any such security in any manner whatsoever (and for greater certainty the Creditor shall not be bound to exhaust its recourse against the Debtor, guarantors of the Debtor or other persons or enforce any security held in respect of Obligations or take any other action or legal proceeding before being entitled to payment from the Guarantor under this agreement, and the Guarantor hereby waives all benefits of discussion and division); or

     (d) the enforcement by the Creditor of any such security in an improvident or commercially unreasonable manner (including the sale or other disposition of any assets encumbered by such security at less than the fair market value thereof) whether as a result of negligence, recklessness or wilful action or inaction on the part of the Creditor or otherwise, and regardless of any duty which the Creditor might have to the Debtor under applicable law (including applicable personal property security legislation) in respect of the enforcement of any such security.

WAIVERS

6. No delay on the part of the Creditor in exercising any of its options, powers, rights or remedies, or any partial or single exercise thereof, shall constitute a waiver thereof. No

                                                                              5.


     waiver, modification or amendment of this agreement or of any such options, powers, rights or remedies shall be deemed to have been made unless made in writing and signed by an authorized officer of the Creditor, and any such waiver shall apply only with respect to the specific instance involved, and shall not impair the rights of the Creditor or the liability of the Guarantor hereunder in any other respect or at any other time.

FOREIGN CURRENCY OBLIGATIONS

7. The Guarantor shall make payment to the Creditor hereunder in the same currency as is required to be paid by the Debtor to the Creditor in respect of the Obligations (the "REQUIRED CURRENCY"). If the Guarantor makes payment to the Creditor hereunder in any other currency (the "PAYMENT CURRENCY"), such payment shall constitute satisfaction of the said liability of the Guarantor hereunder only to the extent that the Creditor is able to purchase Required Currency with the amount of the Payment Currency received from the Guarantor on the date of receipt, in accordance with the Creditor's normal practice; and the Guarantor shall remain liable to the Creditor for any deficiency.

WITHHOLDING TAXES

8. Except as otherwise required by law, each payment by the Guarantor hereunder shall be made without withholding for or on account of any present or future tax imposed by or within the jurisdiction in which the Guarantor is domiciled, any jurisdiction from which the Guarantor makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is required by law, the Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay to the Creditor such additional amount as may be necessary to ensure that the net amount actually received by the Creditor (after payment of such taxes including any taxes on such additional amount paid) is equivalent to the amount which the Creditor would have received if no amounts had been withheld.

REPRESENTATIONS AND WARRANTIES

9. The Guarantor represents and warrants to the Creditor as follows, and acknowledges that the Creditor is relying on such representations and warranties as a basis for extending and maintaining the extension of credit to the Debtor:

     (a) the Guarantor is duly incorporated, existing and in good standing under the laws of its jurisdiction of incorporation; it has full corporate power, authority and capacity to enter into and perform its obligations hereunder; all necessary action has been taken by its directors or shareholders and otherwise to authorize the execution and delivery of this agreement and the performance of its obligations hereunder; the Guarantor has, to the extent required by law, disclosed to its shareholders all information required with respect to the delivery of this agreement; there is no provision in any unanimous shareholder agreement which restricts or limits its powers to enter into or perform its obligations under this agreement; and none of the execution or delivery of this agreement, or compliance with the provisions of this agreement conflicts with, or results in a breach of its charter documents or by-laws; and

                                                                              6.


     (b) none of the execution or delivery of this agreement, or compliance by the Guarantor with the provisions of this agreement conflicts with or results in a breach of any agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of the Guarantor's assets are bound or affected, or requires the consent of any other person (other than any consents which have been obtained).

REVIVAL OF INDEBTEDNESS AND LIABILITY

10. If at any time all or any part of any payment previously applied by the Creditor to any portion of the Obligations is rescinded or returned by the Creditor for any reason whatsoever, whether voluntarily or involuntarily (including, without limitation, as a result of or in connection with the insolvency, bankruptcy or reorganization of the Debtor or the Guarantor, or any allegation that the Creditor received a payment in the nature of a preference), then to the extent that such payment is rescinded or returned, such portion of the Obligations shall be deemed to have continued in existence notwithstanding such initial application, and this agreement shall continue to be effective or be reinstated, as the case may be, as to such portion of the Obligations as though such payment had not been made.

RESTRICTIONS ON RIGHT OF SUBROGATION

11. The Guarantor agrees not to exercise or enforce any right of indemnity, exoneration, contribution, reimbursement, recourse or subrogation against the Debtor or any other guarantor of Obligations, or as to any security therefor, unless and until all Obligations have been paid and satisfied in full and the Creditor has no further obligation to extend credit to the Debtor. The Guarantor shall have no right to be subrogated hereunder unless:

     (a) the Guarantor has paid to the Creditor an amount equivalent to all Obligations together with all interest, expenses and other amounts due hereunder;

     (b) any other person having a potential right of subrogation has waived such right and consented to the assignment by the Creditor to the Guarantor of the Obligations and any security held by the Creditor;

     (c) the Creditor has received from the Debtor a release of all claims which the Debtor may have against the Creditor, including any obligation to grant additional credit to the Debtor;

     (d) the Guarantor has executed and delivered to the Creditor a release of any claims which the Guarantor may have against the Creditor in respect of the Obligations or this agreement; and

     (e) if required by the Creditor, three months shall have elapsed from the time of the last payment made by the Debtor to the Creditor and the last payment made by the Guarantor to the Creditor hereunder.

     The Guarantor shall cause all such documents to be in form and substance satisfactory to the Creditor. Any such assignment of loans and security by the Creditor to the Guarantor

                                                                              7.


     shall be on an "AS IS, WHERE IS" basis without representations, warranties or conditions, and without recourse to the Creditor.

EXPENSES

12. The Guarantor agrees to pay to the Creditor, forthwith on demand by the Creditor, all expenses (including legal fees on a solicitor and his own client basis) incurred by the Creditor in connection with the preservation or enforcement of any of the Creditor's rights and remedies hereunder.

NOTICE

13. Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered in the same manner as provided for notices under the Funding Agreement.

SEVERABILITY

14. If any provision of this agreement shall be invalid or unenforceable, all other provisions hereof shall remain in full force and effect and all changes rendered necessary by the context shall be deemed to have been made.

INTERPRETATION

15. This agreement shall be construed as if all changes in grammar, number and gender rendered necessary by the context have been made. As used in this agreement, "PERSON" includes an individual, corporation, partnership, joint venture, trust, unincorporated association or any government, crown corporation or governmental agency or authority or any combination of the foregoing.

MERGER OF DEBTOR

16. In this agreement, "MERGER" in respect of two or more corporations means an amalgamation of such corporations, the transfer of the assets of one corporation to another in connection the dissolution of the first-mentioned corporation, the transfer of substantially all of the businesses and assets of one corporation to another pursuant to plan of arrangement or court order, or any other corporate reorganization or transaction with similar effect to any of the foregoing; the corporations involved in a Merger are herein referred to as the "MERGING ENTITIES"; and the corporation resulting from a Merger is herein referred to as the "MERGED ENTITY". If the Debtor effects a Merger with any other corporation or corporations, the Guarantor agrees that the Obligations shall include:

     (a) all obligations of each Merging Entity to the Creditor in existence at the time of such Merger; and

     (b) all obligations of the Merged Entity to the Creditor at the time of such merger or incurred or arising from time to time after such Merger.

                                                                              8.


     After such Merger, all references herein to the "DEBTOR" shall mean the Merged Entity, and all other provisions of this agreement shall be deemed to have been amended to the extent required by the context in order to reflect such Merger.

FURTHER ASSURANCES

17. The Guarantor agrees, at the Guarantor's own expense, to promptly execute and deliver or cause to be executed and delivered to the Creditor, upon the Creditor's request from time to time, all such other and further documents, agreements, opinions, certificates and instruments as are required under this agreement or as may be reasonably requested by the Creditor if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein and pursuant to the Pledge of Securities of even date (the "Pledge") between Creditor and Guarantor.

ENTIRE AGREEMENT; AMENDMENTS; CONCLUSIVE DELIVERY

18. This agreement and the Pledge constitute the entire agreement between the Guarantor and the Creditor relating to the subject matter hereof, and no amendment of this agreement shall be effective unless made in writing and executed by the Guarantor and the Creditor. Possession by the Creditor of an original executed copy of this agreement shall constitute conclusive evidence that:

     (a) this agreement was executed and delivered by the Guarantor to the Creditor free of all conditions;

     (b) there is no agreement or understanding between the Creditor and the Guarantor that this agreement was delivered in escrow or is not intended to be effective until the occurrence of any event or the satisfaction of any condition;

     (c) the Creditor has not made any representation, warranty, statement or promise to the Guarantor regarding the Debtor, the Creditor's intention to obtain any security in respect of Obligations or guarantees from other persons in respect of Obligations, the circumstances under which the Creditor may enforce this agreement, the manner in which the Creditor might enforce this agreement or any other matter which might conflict with any provision expressly set out herein; and

     (d) there is no representation, warranty, statement, promise, understanding, condition or collateral agreement between the Creditor and the Guarantor relating to this agreement or the subject matter of this agreement, other than as expressly set out herein.

GOVERNING LAW

19. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Without prejudice to the right of the Creditor to commence any proceedings with respect to this agreement in any other proper jurisdiction, the Guarantor hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

                                                                              9.


SUCCESSORS AND ASSIGNS

20. This agreement shall enure to the benefit of the Creditor and its successors and assigns, and shall be binding on the Guarantor and its successors and assigns; "SUCCESSORS" includes any Merged Entity resulting from the Merger of a corporation with any other corporation. Without limiting the generality of the foregoing, if the Creditor assigns or transfers all or any portion of the Obligations and this agreement or any interest therein to any other person, such person shall thereafter be entitled to the benefit of this agreement to the extent of the interest so transferred or assigned, and the Obligations or portion thereof or interest therein so transferred or assigned shall be and shall remain part of the "OBLIGATIONS" hereunder.

LEGAL ADVICE

21. The Guarantor acknowledges that the Guarantor has had ample opportunity to review and consider this agreement, fully understands the provisions hereof and has received legal advice from the Guarantor's solicitors in connection with this agreement.

RECEIPT OF COPY OF AGREEMENT

22.  The Guarantor hereby acknowledges receipt of a copy of this agreement.

         [The remainder of this page has been intentionally left blank.]

                                                                             10.


     IN WITNESS WHEREOF this agreement has been executed and delivered by the Guarantor as of the 1st day of December, 2005.

                                        HIGH RIVER GOLD MINES LTD.


                                        By: /s/ D.A. Whalen
                                            ------------------------------------
                                        Name: D.A. Whalen
                                              ----------------------------------
                                        Title: Executive Chairman
                                               ---------------------------------


                                        By: /s/ Steven Poad
                                            ------------------------------------
                                        Name: Steven Poad
                                              ----------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------

                                        Guarantor's Address for Service:

                                        1200 - 155 University Avenue
                                        Toronto, Ontario
                                        M5H 3B7
                                        Fax no. 416-360-0010

                                        with a copy to:

                                        Cassels Brock & Blackwell LLP
                                        2100 Scotia Plaza, 40 King Street W.
                                        Toronto, Ontario M5H 3C2
                                        Attention: David Poynton
                                        Fax no. 416-644-9348

                                        Creditor's Address for Service:

                                        1600 Wynkoop Street
                                        Suite 1000
                                        Denver, Colorado
                                        USA 80202-1132
                                        Attention: President
                                        Fax no. 303-595-9385